EXHIBIT 3b



                          Certificate of Incorporation

                                       of

                              Fortune Brands, Inc.

                                  (As Amended)



                                    ARTICLE I

         The name of the Corporation is Fortune Brands, Inc. (the "Company").

                                   ARTICLE II

         The address of the Company's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                   ARTICLE III

         The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                                                        5-30-97


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2                          CERTIFICATE OF INCORPORATION

                                   ARTICLE IV

         1. The total number of shares of all classes of stock that the Company shall have authority to issue is eight hundred and ten million (810,000,000) shares, of which seven hundred and fifty million (750,000,000) shares shall be Common Stock, par value $3.125 per share, and sixty million (60,000,000) shares shall be Preferred Stock, without par value. The designations and the powers, preferences and rights of the Common Stock and the Preferred Stock, and the qualifications, limitations or restrictions thereof, are as provided in or pursuant to this Article IV.

         2. (a) The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Company shall be subject to the preferences and other rights of the Preferred Stock as may be fixed in this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock.

                  (b) The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

         3. Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock in one

5-10-90


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                           CERTIFICATE OF INCORPORATION                       3

or more series and to fix by the resolution of resolutions providing for the issue of shares of any such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

                   (i) The number of shares to constitute such series, and the distinctive designations thereof;

                   (ii) The voting powers, full or limited, if any, of such series;

                   (iii) The rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relations to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or noncumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative;

                   (iv) The right, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption;


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4                          CERTIFICATE OF INCORPORATION

                   (v) The requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

                   (vi) The rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;

                   (vii) The rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or rate or rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and


                   (viii) Any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject;

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                           CERTIFICATE OF INCORPORATION                       5

         provided that the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the $2.75 Preferred Stock and $2.67 Convertible Preferred Stock are as set forth in Sections 6 and 7 of this Article IV.

         4. The number of authorized shares of any class or classes of stock of the Company may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company that is entitled to vote, without a separate class vote of any class or classes of stock of the Company, except as may be otherwise provided in this Certificate of Incorporation or in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

         5. No holder of Common Stock or Preferred Stock, as such, shall have or be entitled to any preemptive right whatsoever.

         6. The shares of Preferred Stock are hereby divided to create a first series of Preferred Stock, and it is hereby determined that such first series shall consist of 4,514,459 shares, which shall have the following designation, relative rights, preferences and limitations:


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6                          CERTIFICATE OF INCORPORATION


                   (a) The distinctive designation of the first series is $2.75 Preferred Stock (hereinafter called "$2.75 Preferred").

                   (b) (1) Holders of shares of $2.75 Preferred shall be entitled to one-quarter of a vote per share, and, except as provided in subparagraphs (2), (3) and (4) of this paragraph (b) or by present or future law otherwise specifically provided, shall not be entitled to vote as a class.

                  (2) If payment of six or more quarterly dividends (whether or not consecutive) payable on shares of $2.75 Preferred shall be in default, in whole or in part, the holders of shares of $2.75 Preferred (in addition to any other rights of holders of shares of any series of Preferred Stock to vote, including any right to vote with the holders of Common Stock for the election of directors) shall be entitled, until such time as all such dividends in default have been paid in full, at each annual meeting of stockholders, voting separately as a class, to elect two of the directors then being elected, who shall not be officers, employees or agents of the Company or any of its parents or subsidiaries, but not any other directors to be elected by any other series of Preferred Stock voting as a class. If, while the holders of shares of $2.75 Preferred as a class are entitled to


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                           CERTIFICATE OF INCORPORATION                       7

         vote for the election of two directors, any vacancy occurs among the directors elected by the holders of shares of $2.75 Preferred, the remaining director so elected by the holders of the shares of $2.75 Preferred shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by nomination by the remaining director, or if there is then in office no director who has been elected by the holders of shares of $2.75 Preferred (whether or not prior to the initial election of any such director), the Company shall, as soon as possible, call (on at least 20 days' notice) a special meeting of the holders of shares of $2.75 Preferred for the purpose of filling such vacancy or vacancies in the Board of Directors. If the Company fails to call such a meeting within 30 days after a written request by any three or more holders of shares of $2.75 Preferred, then such three or more holders of shares of $2.75 Preferred may call (on at least 20 days' notice) a special meeting of the holders of shares of $2.75 Preferred and, if the vacancy or vacancies are not theretofore filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of $2.75 Preferred.


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8                          CERTIFICATE OF INCORPORATION

                  (3) The affirmative vote of the holders of at least two-thirds of the shares of $2.75 Preferred, voting separately as a class, given in person or by proxy at any special or annual meeting called to take action thereon, shall be necessary to (A) permit, effect or validate any amendment of the Certificate of Incorporation of the Company, or approve any agreement of merger or consolidation which contains any provision, to (i) exclude or limit the right of the holders of shares of $2.75 Preferred to vote on any matter, except as such right (other than the right to vote as a series to elect two directors as provided in subparagraph (2) of this paragraph (b)) may be limited by voting rights given to new shares then being authorized of any existing or new series of Preferred Stock, (ii) reduce the rate or change the time for accumulation or payment of dividends on the shares of $2.75 Preferred,
         (iii) cancel or otherwise adversely affect dividends which have been accrued but have not been declared and set aside for payment on the shares of $2.75 Preferred, (iv) effect a conversion, exchange or reclassification of the shares of $2.75 Preferred, (v) change the designation, preferences, limitations, call provisions, sinking fund provisions or relative rights of the shares of $2.75 Preferred or (vi) change shares of


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                           CERTIFICATE OF INCORPORATION                       9

         $2.75 Preferred then outstanding into a different number of shares, or into the same number of shares of another class or series, or (B) authorize the Company to merge or consolidate with any other corporation or corporations unless the Company is the continuing corporation after such merger or consolidation.

                  (4) The affirmative vote of the holders of at least two-thirds of the shares of $2.75 Preferred, voting separately as a class, given in person or by proxy at any special or annual meeting called to take action thereon, shall be necessary to permit, effect or validate the issuance (whether or not upon conversion or exchange of other securities or upon exercise of rights) of any additional series of Preferred Stock ranking prior to the $2.75 Preferred as to payment of dividends or distribution of assets on any dissolution, liquidation or winding up of the Company, or to increase rights or preferences of any outstanding class or series of junior stock (which shall mean for the purposes of this Section 6 the Common Stock and any other class or series of stock of the Company hereafter authorized over which the $2.75 Preferred has preference or priority in the payment of dividends or in the distribution of assets on any dissolu-


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10                         CERTIFICATE OF INCORPORATION

         tion, liquidation or winding up of the Company) or stock ranking on a parity with the $2.75 Preferred as to payment of dividends or distribution of assets on any dissolution, liquidation or winding up of the Company, so that such class or series ranks prior to the $2.75 Preferred as to payment of dividends or distribution of assets on any dissolution, liquidation or winding up of the Company. The affirmative vote of the holders of at least a majority of the shares of $2.75 Preferred, voting separately as a class, given in person or by proxy at any special or annual meeting called to take action thereon, shall be necessary to permit, effect or validate the issuance (whether or not upon conversion or exchange of other securities or upon exercise of rights) of any additional series of Preferred Stock ranking on a parity, or to increase rights or preferences of any outstanding class or series of junior stock so that such class or series ranks on a parity, with the $2.75 Preferred as to payment of dividends or distribution of assets on any dissolution, liquidation or winding up of the Company, unless the combined Net Income of the Company and its subsidiaries, after adjustment to include the equity in the Net Income of any corporations, companies or groups of assets to be acquired in whole or in part with the shares of such additional


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                           CERTIFICATE OF INCORPORATION                      11

         series, if any, for any four consecutive calendar quarters within the six consecutive calendar quarters immediately preceding the authorization of any such additional series or any increase or any increase of such rights or preferences, shall have been at least 4.75 times the aggregate annual dividend requirements on all shares of Preferred Stock of all series (other than series of Preferred Stock which are junior stock) and 3 times the aggregate annual dividend requirements on all shares of Preferred Stock of all series (including series of Preferred Stock which are junior stock) to be outstanding immediately after any issuance of shares of such additional series or any increase of such rights and preferences. For the purposes of this subparagraph (4), the Net Income of American Brands, Inc., a New Jersey corporation organized under an Agreement of Consolidation in 1904 (hereinafter called "American") and its subsidiaries, calculated as provided in this subparagraph (4), shall be deemed to be the Net Income of the Company and its subsidiaries for any relevant period or periods up to the date of issuance of the $2.75 Preferred. For the purposes of this subparagraph (4), "Net Income" of a corporation, company or group of assets for a calendar quarter means the net income (or loss) of such corporation, company or group of


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12                         CERTIFICATE OF INCORPORATION

         assets as determined in accordance with generally accepted accounting principles applicable during that quarter; provided that in determining the Net Income there shall be (i) excluded from the net income (or loss) of a corporation, company or group of assets extraordinary items and gains or losses resulting from the sale or discontinuance of a business segment of such corporation, company or group of assets, all as determined in accordance with generally accepted accounting principles, and (ii) added to such net income (or loss) an amount equal to the effect on such net income (or loss) of any charge against earnings resulting from any write-down or amortization of the excess of cost over fair value of net assets acquired, except to the extent of such charge as may be required by generally accepted accounting principles in effect on December 31, 1977. In the event that financial statements setting forth the net income of a corporation, company or group of assets to be acquired by the Company have not been prepared for three or more relevant calendar quarters in accordance with generally accepted accounting principles and (i) the independent public accountants of the Company state in writing to the Company that they would be unable to give any unqualified opinion (or an opinion qualified only as


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                           CERTIFICATE OF INCORPORATION                      13

         to litigation or claims or unasserted claims or matters relating to the amounts at which assets are recorded) as to the financial statements of such corporation, company or group of assets for three or more relevant calendar quarters in accordance with generally accepted accounting principals or (ii) the time estimated by the independent public accountants of the Company as the time required for the preparation of financial statements for such corporation, company or group of assets on the basis of generally accepted accounting principles and their examination of such financial statements could, in the opinion of the Board of Directors, delay the issuance of such additional series of Preferred Stock or the increase of rights or preferences of any outstanding class of junior stock, if such preparation and examination of such financial statements were a condition to such issuance or such increase, then the Net Income of such corporation, company or group of assets for each of such calendar quarters shall be deemed, if the Board of Directors of the Company shall so elect, to be 2.5% of the purchase price paid or to be paid by the Company for such corporation, company or group of assets other than the purchase price which is attributable to the purchase of a corporation, company or group of assets (i) having


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14                         CERTIFICATE OF INCORPORATION

         aggregate sales and other revenues of less than 15% of the purchase price or (ii) which is in the development stage. A corporation, company or group of assets shall be considered to be in the development stage if, in the written opinion of the chief financial officer of the Company, substantially all of the efforts (if any) devoted to such corporation, company or group of assets are for the purpose of establishing a new business and either of the following conditions exists: (A) planned principal operations have not commenced or (B) planned principal operations have commenced but there has been no significant revenue therefrom. A determination of Net Income in good faith by the Board of Directors shall be binding on the Company and the holders of the shares of $2.75 Preferred. For the purposes of this subparagraph (4), a subsidiary of the Company is a corporation or company of which more than 50% of the outstanding voting shares are, directly or indirectly, owned by or held for the Company. Nothing in this Section 6 shall be deemed to restrict or limit, except as is expressly provided in this subparagraph (4), the right of the Board of Directors of the Company to create, or authorize the Board to create, a new series of Preferred Stock having, or convertible into shares having, rights or preferences equal,


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                           CERTIFICATE OF INCORPORATION                      15

         prior or superior to those of the shares of $2.75 Preferred; provided that the Board of Directors of the Company shall not have the right to issue any of the shares with equal, prior or superior rights to those of the shares of $2.75 Preferred as a dividend or distribution on any shares of junior stock.

                  (c)(1) The holders of shares of $2.75 Preferred shall be entitled to receive, out of funds legally available therefor, cumulative cash dividends of a limited and preferential nature at a rate of $2.75 per share per annum, and no more, payable quarterly on the tenth day of March, June, September and December commencing March 10, 1986, as and when declared by the Board of Directors. Dividends on each share of $2.75 Preferred shall be cumulative and shall commence to accrue from the date of the original issues of shares of this series. Accumulations of dividends shall not bear interest.

                  (2) No dividends shall be paid or declared on any junior stock, other than a dividend payable in junior stock, nor shall any shares of junior stock be acquired for a consideration by the Company or by any subsidiary (which shall mean any corporation or entity, the majority of the voting power to elect directors of which is held directly or indirectly by the


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16                         CERTIFICATE OF INCORPORATION

         Company), unless all dividends on the $2.75 Preferred accrued for all past quarter-yearly dividend periods shall have been paid and unless, in the case of dividends on any junior stock, the full dividends on the $2.75 Preferred for the then current quarter-yearly dividend period provided in accordance with subparagraph (1) of this paragraph (c) shall have been or shall then be paid or declared. The foregoing restriction on acquisition of shares of junior stock shall be inapplicable to any payments in lieu of issuance of fractional shares thereof whether upon any merger, conversion, stock dividend or otherwise.

                  (d) (1) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of each share of $2.75 Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any distribution or payments shall be made to the holders of any junior stock, an amount equal to the sum of (i) $30.50 per share plus (ii) an additional sum computed at the rate of $2.75 per share per annum, for the period from the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate of divi-


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                           CERTIFICATE OF INCORPORATION                      17

         dends that on or before the date fixed for such payment shall have been paid or declared and set aside for payment, but computed without interest. If the assets of the Company available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of shares of $2.75 Preferred are entitled, the amount available for distribution to holders of shares of $2.75 Preferred shall be shared pro rata by them.

                  (2) Notice of any payment in full pursuant to subparagraph (1) of this paragraph (d) shall be given by publication at least once in a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each business day, such publication to be not more than 60 days and not less than 30 days prior to the payment date. Notice of such payment shall also be given in the same manner as provided for mailing notice of redemption in subparagraph (5) of paragraph (e) as if the date for payment were the date fixed for redemption referred to in said subparagraph (5), except that such notice shall be mailed not less than 30 days prior to the date fixed for payment. Neither failure to publish or mail such notice nor defect therein or in


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18                         CERTIFICATE OF INCORPORATION

         the publication or mailing thereof shall affect the validity of the proceedings for such payment.

                  (3) For the purposes of this paragraph (d), a consolidation or merger of the Company with any other corporation shall not constitute or be deemed to constitute a liquidation, dissolution, or winding up of the Company.

                  (e)(i) The Company may, at its option, at any time or from time to time on or after March 10, 1989 redeem the whole or any part of the $2.75 Preferred outstanding at the time of redemption, upon notice given as hereinafter specified, by paying in cash the following redemption prices per share:

                  If Redeemed during
                  the 12-month Period                        Redemption
                  Beginning March 10,                        Price per Share
                  -------------------                        ---------------
                  1989 ...................                        $31.88
                  1990 ...................                         31.74
                  1991 ...................                         31.60
                  1992 ...................                         31.46
                  1993 ...................                         31.33
                  1994 ...................                         31.19
                  1995 ...................                         31.05
                  1996 ...................                         30.91
                  1997 ...................                         30.78
                  1998 ...................                         30.64


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                           CERTIFICATE OF INCORPORATION                      19

         and thereafter at a redemption price per share of $30.50; together with an additional sum, for each share so to be redeemed, computed at the rate of $2.75 per share per annum for the period from the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends that on or before the date fixed for such redemption shall have been paid or declared and set aside for payment, but computed without interest. Notwithstanding the foregoing, the Company may not redeem less than the whole of the $2.75 Preferred at the time outstanding pursuant to this subparagraph (1) unless all dividends on the $2.75 Preferred for all past quarter-yearly dividend periods shall have been paid or declared and set aside for payment.

                  (2) On or before each March 10 (each such March 10 being hereinafter called a "Sinking Fund Redemption Date") so long as any shares of $2.75 Preferred shall be outstanding and to the extent that the Company shall have funds legally available for such payment, the Company shall pay to the Transfer Agent, or other redemption agent, for the $2.75 Preferred, or if there be no such agent then the Company shall set aside, in trust, as and for a


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20                         CERTIFICATE OF INCORPORATION

         sinking fund for the $2.75 Preferred, a sum (hereinafter called the "Sinking Fund Payment") sufficient in each instance to redeem at a price equal to $30.50 per share, together with an additional sum, for each share so to be redeemed, computed at the rate of $2.75 per share per annum for the period from the date on which dividends on such share became cumulative to and including the Sinking Fund Redemption Date, less the aggregate of the dividends that on or before the Sinking Fund Redemption Date shall have been paid or declared or set aside for payment, but computed without interest, 165,226 shares of $2.75 Preferred; provided, however, that the Company may, at its noncumulative option, in any year in which a Sinking Fund Payment is due, increase the Sinking Fund Payment by an amount sufficient to redeem at a price equal to $30.50 per share, together with an additional sum, for each share so to be redeemed, computed at the rate of $2.75 per share per annum for the period from the date on which dividends on such share became cumulative to and including the Sinking Fund Redemption Date, less the aggregate of the dividends that on or before the Sinking Fund Redemption Date, less the aggregate of the dividends that or before the Sinking Fund Redemption Date shall have been paid or declared and set aside for payment, but computed without interest, an additional number of shares of


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                           CERTIFICATE OF INCORPORATION                      21

         $2.75 Preferred not exceeding 165,226; and provided, further, that the Company shall be entitled to credit against the number of shares required to be redeemed on any Sinking Fund Redemption Date shares of $2.75 Preferred theretofore acquired by the Company in any manner whatsoever prior to the November 25 immediately preceding such Sinking Fund Redemption Date and not previously credited against any such redemption, and shares of $2.75 Preferred Stock of American acquired by American in any manner whatsoever prior to the said November 25 and not credited against any sinking fund redemption requirement applicable to the $2.75 Preferred Stock of American.

                  (3) On the date of issuance of the $2.75 Preferred with respect to the 1986 Sinking Fund Payment Date, and on the November 25 immediately preceding each succeeding Sinking Fund Payment Date, the Company shall notify the Transfer Agent, or other redemption agent, if any, of the amount of the Sinking Fund Payment to be made on the next following Sinking Fund Redemption Date and the number of shares to be redeemed thereon and such agent, or the Company if there be no such agent, shall thereupon take action to redeem, in accordance


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22                         CERTIFICATE OF INCORPORATION


         with the notice and other provisions of this paragraph (e), the shares of $2.75 Preferred to be redeemed on such Sinking Fund Redemption Date.

                  (4) During the continuance of any default by the Company (because it does not have funds legally available to make a Sinking Fund Payment or for other reasons) on any payment required under the provisions of this paragraph (e), no sum shall be set aside for or applied to the purchase or redemption (pursuant to any applicable sinking fund or redemption provisions or otherwise) of any shares of any class of stock ranking as to dividends or distribution upon liquidation on a parity with or junior to the $2.75 Preferred and no dividend shall be declared or paid or any other distribution ordered or made upon any class of stock ranking as to dividends junior to the $2.75 Preferred (other than a dividend payable in junior stock); provided, however, that any moneys theretofore deposited in any sinking fund with respect to any stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund whether or not at the time of such application such default is continuing under the provisions of


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                           CERTIFICATE OF INCORPORATION                      23

         this paragraph (e). In the event that the Company shall not have funds legally available to make any Sinking Fund Payment, the obligation to make such payment shall be carried forward and fulfilled when such funds are legally available.

                  (5) Notice of any redemption pursuant to this paragraph (e) shall be deemed given if mailed by certified mail, return receipt requested, not less than 90 days prior to the date fixed for redemption, to each stockholder of record of shares to be redeemed at his address as it appears on the books of the Company. Neither failure to mail such notice nor defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed. Any notice given by American to holders of shares of $2.75 Preferred Stock of American prior to issuance of shares of $2.75 Preferred shall constitute notice by the Company in respect of the $2.75 Preferred.

                  (6) If only part of the $2.75 Preferred at the time outstanding is to be redeemed, the selection of the shares to be redeemed may be made pro rata, by lot or in any other equitable manner. The Board of Directors shall have the power to prescribe the manner in which the selection is to be made.


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24                         CERTIFICATE OF INCORPORATION

                  (7) When any shares of $2.75 Preferred are redeemed out of capital, their redemption shall effect their retirement. When any shares of $2.75 Preferred are otherwise redeemed or reacquired, the Company shall retire such shares by resolution of the Board of Directors. In either event, the Board of Directors shall cause to be filed with the Office of the Secretary of State of Delaware an appropriate certificate which shall have the effect of restoring such shares to the status of authorized but unissued shares of Preferred Stock without series designation.

                  (f)(1) If notice of payment in full to holders of shares of $2.75 Preferred of the amounts to which they are entitled in accordance with subparagraph (2) of paragraph (d) or notice of redemption in accordance with subparagraph (5) or paragraph (e) shall have been given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authority promptly to give or complete such notice, and if on or before the payment date, or redemption date specified therein, the funds necessary for such payment or redemption shall have been deposited by the Company with a bank or trust company in good standing, designated in such notice, organized under the laws of the


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                           CERTIFICATE OF INCORPORATION                      25

         United States of America or of the State of New York, in trust for the pro rata benefit of the holders of the shares entitled to such payment or so called for redemption, as the case may be, then, notwithstanding that any certificate for shares entitled to such payment or so called for redemption, as the case may be, shall not have been surrendered for retirement, from and after the time such notice to holders of $2.75 Preferred is given, whichever is later, all such shares shall be deemed no longer to be outstanding and all rights appertaining to such shares shall forthwith terminate, except only the right of the holders thereof to receive from such bank or trust company the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Company from time to time.


                  (2) Any funds deposited by the Company pursuant to subparagraph (1) of this paragraph (f) that have not been paid by the end of five years from such payment or redemption date shall be released and repaid to the Company forthwith, after which the holders of the shares of $2.75 Preferred entitled to such payment or of the shares of $2.75 Preferred so called for redemption, as the case may be, shall be

26                         CERTIFICATE OF INCORPORATION

         entitled to receive payment thereof only from the Company, but subject to applicable law.

         (7) The shares of Preferred Stock are hereby divided to create a second series of Preferred Stock, and it is hereby determined that such second series shall consist of 5,514,459 shares, which shall have the following designation, relative rights, preferences and limitations and a stated capital at least equal to the par value of the stock into which such shares are made convertible:

                  (a) The distinctive serial designation of the second series is $2.67 Convertible Preferred Stock (hereinafter called "$2.67 Preferred").

                  (b)(1) Holders of shares of $2.67 Preferred shall be entitled to three-tenths of a vote per share, and, except as provided in subparagraphs (2) and (3) of this paragraph (b) or by present or future law otherwise specifically provided, shall not be entitled to vote as a class.

                  (2) If payment of six or more quarterly dividends (whether or not consecutive) payable on Preferred Stock of any series shall be in default, in whole or in part, the holders of shares of $2.67 Preferred (in addition to any other rights of holders of shares of any series of Preferred Stock to vote, including

                           CERTIFICATE OF INCORPORATION                      27

         any right to vote with the holders of Common Stock for the election of directors) shall be entitled, until such time as all such dividends in default have been paid in full, at each annual meeting of stockholders, voting separately as a class with all other holders of Preferred Stock having the right to vote for directors at such meeting regardless of series, to elect two of the directors then being elected. If, while the holders of shares of Preferred Stock as a class are entitled to vote for the election of such two directors, any vacancy occurs among the directors elected by the holders of shares of Preferred Stock, the remaining director so elected by the holders of shares of Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by nomination by the remaining director, or if there is then in office no director who has been elected by the holders of shares of Preferred Stock (whether or not prior to the initial election of any such director), the Company shall, as soon as possible, call (on at least 20 days' notice) a special meeting of the holders of shares of Preferred Stock having the right to vote for directors at such meeting for the purpose of filling such vacancy or vacancies in

28                         CERTIFICATE OF INCORPORATION

         the Board of Directors. If the Company fails to call such a meeting within 30 days after a written request by any three or more holders of shares of Preferred Stock, then such three or more holders of shares of Preferred Stock may call (on at least 20 days' notice) a special meeting of the holders of shares of Preferred Stock having the right to vote for directors at such meeting for such purpose and, if the vacancy or vacancies are not theretofor filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of Preferred Stock, voting separately as a class regardless of series.

                  (3) The affirmative vote of the holders of at least two-thirds of the shares of $2.67 Preferred, voting separately as a class, given in person or by proxy at any special or annual meeting called to take action thereon, shall be necessary to permit, effect or validate any amendment of the Certificate of Incorporation of the Company, or approve any agreement of merger or consolidation which contains any provision, to (i) exclude or limit the right of the holders of $2.67 Preferred to vote on any matter, except as such right may be limited by voting rights given to new shares then being authorized of any existing or new series of Preferred Stock; (ii) reduce the rate or

                           CERTIFICATE OF INCORPORATION                      29

change the time for accumulation or payment of dividends on the shares of $2.67 Preferred; (iii) cancel or otherwise adversely affect dividends which have accrued but have not been declared on the shares of $2.67 Preferred; (iv) effect a conversion, exchange or reclassification of the shares of $2.67 Preferred; (v) change the designation, preferences, limitations, conversion rate, call provisions or relative rights of the shares of $2.67 Preferred; or (vi) change shares of $2.67 Preferred then outstanding into a different number of shares, or into the same number of shares of another class or series. Nothing herein shall be deemed to restrict or limit the right of the Board of Directors of the Company to create, or authorize the Board to create, a new series of Preferred Stock having, or convertible into shares having, rights or preferences prior or superior to those of the shares of $2.67 Preferred; provided that the Board of Directors of the Company shall not have the right to issue any shares with equal, prior or superior rights to those of the $2.67 Preferred as a dividend or distribution on any junior stock (which shall mean for the purposes of this Section 7 the Common Stock and any other class of stock of the Company hereafter authorized over which the $2.67 Preferred has preference or priority in the payment

30                         CERTIFICATE OF INCORPORATION

         of dividends or in the distribution of assets on any dissolution, liquidation or winding up of the Company).

                  (c)(1) The holders of shares of $2.67 Preferred shall be entitled to receive, out of funds legally available therefor, cumulative cash dividends of a limited and preferential nature at a rate of $2.67 per share per annum, and no more, payable quarterly on the tenth day of March, June, September and December commencing March 10, 1986, as and when declared by the Board of Directors. Dividends on each share of $2.67 Preferred shall be cumulative and shall commence to accrue from the date of the original issuance of shares of this series. Accumulations of dividends shall not bear interest.

                  (2) No dividend shall be paid or declared on any junior stock, other than a dividend payable in junior stock, nor shall any shares of junior stock be acquired for a consideration by the Company or by any subsidiary (which shall mean any corporation or entity, the majority of the voting power to elect directors of which is held directly or indirectly by the Company), unless all dividends on the $2.67 Preferred accrued for all past quarter-yearly dividend periods shall have been paid and unless, in the case

                           CERTIFICATE OF INCORPORATION                      31

         of dividends on any junior stock, the full dividends on the $2.67 Preferred for the then current quarter-yearly dividend period provided in accordance with subparagraph (1) of this paragraph (c) shall have been or shall then be paid or declared. The foregoing restriction on acquisition of shares of junior stock shall be inapplicable to any payments in lieu of issuance of fractional shares thereof whether upon any merger, conversion, stock dividend or otherwise.


                   (d)(1) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of each share of $2.67 Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any distribution or payment shall be made to the holders of any junior stock, an amount equal to the sum of (i) $30.50 per share plus (ii) an additional sum computed at the rate of $2.67 per share per annum, for the period from the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate of dividends that on or before the date fixed for such payment shall have been paid or declared and set aside for payment, but computed without interest. If

32                         CERTIFICATE OF INCORPORATION

         the assets of the Company available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of $2.67 Preferred are entitled, the amount available for distribution to the holders of shares of $2.67 Preferred shall be shared pro rata by them.

                  (2) Notice of any payment in full pursuant to subparagraph (1) of this paragraph (d) shall be given by publication at least once in a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each business day, such publication to be not more than 60 days and not less than 30 days prior to the payment date. Notice of such payment shall also be given in the same manner as provided for mailing notice of redemption in subparagraph (2) of paragraph (e) as if the date for payment were the date fixed for redemption referred to in said subparagraph (2), except that such notice shall be mailed not less than 30 days prior to the date fixed for payment. Neither failure to publish or mail such notice nor defect therein or in the publication or mailing thereof shall affect the validity of the proceedings for such payment.

                           CERTIFICATE OF INCORPORATION                      33

                  (3) For the purposes of this Paragraph (d), a consolidation or merger of the Company with any other corporation shall not constitute or be deemed to constitute a liquidation, dissolution or winding up of the Company.

                           (e)(1) The Company may, at its option, at any time or from time to time redeem the whole or any part of the $2.67 Preferred outstanding at the time of redemption, upon notice given as hereinafter specified, by paying in cash the following redemption prices per share:

         If Redeemed during the
         12-Month Period                        Redemption Price
         Beginning March 10                          per Share
         ----------------------                 ----------------
              1985 ...................               $32.10
              1986 ...................                31.70
              1987 ...................                31.30
              1988 ...................                30.90

         and thereafter at a redemption price per share of $30.50; together with an additional sum, for each share so to be redeemed, computed at the rate of $2.67 per share per annum for the period from the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends that on or before the date fixed for such redemption shall

34                         CERTIFICATE OF INCORPORATION

         have been paid or declared and set aside for payment, but computed without interest. Notwithstanding the foregoing, the Company may not redeem less than the whole of the $2.67 Preferred at the time outstanding unless all dividends on the $2.67 Preferred for all past quarter-yearly dividend periods shall have been paid or declared and set aside for payment.

                  (2) Notice of any such redemption pursuant to this paragraph
         (e) shall be deemed given if mailed by certified mail, return receipt requested, not less than 90 days prior to the date fixed for redemption, to each stockholder of record of shares so to be redeemed at his address as it appears on the books of the Company. Neither failure to mail such notice nor defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

                  (3) If only part of the $2.67 Preferred at the time outstanding is to be redeemed, the selection of the shares to be redeemed may be made pro rata, by lot or in any other equitable manner. The Board of Directors shall have the power to prescribe the manner in which the selection is to be made.

                           CERTIFICATE OF INCORPORATION                      35


                  (4) When any shares of $2.67 Preferred are redeemed out of capital, their redemption shall effect their retirement. When any shares of $2.67 Preferred are otherwise redeemed or reacquired, the Company shall retire such shares by resolution of the Board of Directors. In either event, the Board of Directors shall cause to be filed with the Office of the Secretary of State of Delaware an appropriate certificate which shall have the effect of restoring such shares to the status of authorized but unissued shares of Preferred Stock without series designation.

                  (f)(1) If notice of payment in full to holders of shares of $2.67 Preferred of the amounts to which they are entitled in accordance with subparagraph (2) of paragraph (d) or notice of redemption in accordance with subparagraph (2) of paragraph (e) shall have been given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authority promptly to give or complete such notice, and if on or before the payment date, or redemption date specified therein, the funds necessary for such payment or redemption shall have been deposited by the Company with a bank or trust company in good standing, designated in such notice, organized under the laws of the

36                         CERTIFICATE OF INCORPORATION

         United States of America or of the State of New York, in trust for the pro rata benefit of the holders of the shares entitled to such payment or so called for redemption, as the case may be, then, notwithstanding that any certificate for shares entitled to such payment or so called for redemption, as they case may be, shall not have been surrendered for retirement, from and after the time such notice to holders of $2.67 Preferred is given, whichever is later, all such shares shall be deemed no longer to be outstanding and all rights appertaining to such shares shall forthwith terminate, except only the right of the holders thereof to receive from such bank or trust company the funds so deposited, without interest, and the right to exercise on or before but not later than the fifth day next preceding the date fixed for payment or redemption, as the case may be, any privilege of conversion that has not theretofore expired. Any interest accrued on such funds shall be paid to the Company from time to time.

                           (2) Any funds deposited by the Company pursuant to subparagraph (1) of this paragraph (f) that shall not be required for such payment or redemption because of the exercise of any right of conversion

                           CERTIFICATE OF INCORPORATION                      37

         subsequent to the date of such deposit shall be released and repaid to the Company forthwith. Any funds so deposited that have not been paid by the end of five years from such payment or redemption date shall be released and repaid to the Company forthwith, after which the holders of the shares of $2.67 Preferred entitled to such payment or of the shares of $2.67 Preferred so called for redemption, as the case may be, shall be entitled to receive payment thereof only from the Company, but subject to applicable law.


                  (g) (1) Subject to the provisions for adjustment hereinafter set forth, each share of $2.67 Preferred shall be convertible, at the option of the holder thereof, into 1.02 (1-2/100)* of a fully paid and non-assessable share of Common Stock of the Company upon surrender to any Transfer Agent for the $2.67 Preferred, or the Company if no such Transfer Agent exists, of the certificate for the share so to be converted, together with such form of notice of election to convert as may be provided from time to time by the Company. The number of shares of Common Stock deliverable upon conversion of a share of $2.67 Preferred is hereinafter sometimes called "the conversion rate."

         *As of May 30, 1997, the                                5-30-97
         conversion ratio has been
         increased to 6.205 reflecting
         required adjustments.

38                         CERTIFICATE OF INCORPORATION

                  (2) Any share of $2.67 Preferred called for redemption or for which payment is provided upon any liquidation, dissolution or winding up of the Company may be converted as in this paragraph (g); provided that it is converted at any time on or before but not later than the fifth day next preceding the date fixed for redemption or payment, as the case may be. No allowance or adjustment for dividends on either class of stock shall be made upon conversion, except that where conversion is made of any share of $2.67 Preferred called for redemption or for which payment is provided upon any liquidation, dissolution or winding up of the Company there shall be paid cumulative cash dividends on the $2.67 Preferred prorated from the next preceding date on which said cash dividends have been paid to the date the shares of $2.67 Preferred shall be deemed to have been converted. Shares of the $2.67 Preferred shall be deemed to have been converted as of the date of the surrender for conversion of the certificates therefor, together with the form of notice provided by the Company duly signed by the holder thereof, and the person entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           CERTIFICATE OF INCORPORATION                      39

                  (3) The number of shares of Common Stock deliverable upon conversion of each share of $2.67 Preferred shall be subject to adjustment from time to time as follows:

                           (A) In case the Company shall (i) declare a dividend
                  or other distribution on its Common Stock in shares of its capital stock, (ii) subdivide or combine the outstanding shares of Common Stock or (iii) issue by reclassification of the change of its outstanding shares of Common Stock (including any such reclassification or changes in connection with a consolidation or merger in which the Company is the continuing corporation) any capital stock (all shares so issued to be included in the term "Common Stock" as used in this subparagraph (3)), the conversion rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification or change shall be adjusted so that the holder of each share of $2.67 Preferred surrendered for conversion after such time shall be entitled to receive the number and kind of shares that he would have owned or have been entitled to receive had such share of $2.67

40                         CERTIFICATE OF INCORPORATION

                  Preferred been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (B) In case the Company shall, while any shares of
                  $2.67 Preferred remain outstanding, enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, proper provision shall be made that the holder of any share of $2.67 Preferred may thereafter convert the same into the same kind and amount of securities as may be issuable by the terms of such consolidation, merger, sale or conveyance with respect to the number of shares of Common Stock of the Company into which such share of $2.67 Preferred is convertible at the time of such consolidation, merger, sale or conveyance.

                           CERTIFICATE OF INCORPORATION                      41


                           (C) In case the Company shall fix a record date for
                  the determination of stockholders entitled to receive rights or warrants to be issued to holders of its Common Stock as such entitling such holders (for a period expiring within 60 days after such record date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in clause (E) of this subparagraph (3)) on such record date, then in each such case the conversion rate shall be changed so that on and after such record date it shall be the product obtained by multiplying the conversion rate immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issuable upon exercise of such rights and warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus a number of shares of Common Stock equal to that obtained by dividing the aggregate consideration receivable on exercise of such rights or warrants by such Current Market Price. For the purposes of this

42                         CERTIFICATE OF INCORPORATION

                  clause (C), the issuance of rights or warrants (exercisable for a period expiring within 60 days after the record date with respect thereto) to purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the maximum number of shares of Common Stock into which such stock or securities are convertible and the aggregate consideration receivable on exercise of such rights or warrants shall be deemed equal to the aggregate consideration receivable for such securities when such rights or warrants are exercised plus the minimum aggregate amount, if any, payable upon conversion of such stock or securities into Common Stock. An adjustment pursuant to this clause (C) shall be made whenever any such rights or warrants are issued, and shall be made as of the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted, effective as of the date on which the Board of Directors of the Company determines not to issue such rights or warrants, as if such record date had not been fixed.

                           CERTIFICATE OF INCORPORATION                      43

                           (D) In case the Company shall fix a record date for
                  making a distribution (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) on its Common Stock of evidences of its indebtedness or corporate assets (excluding dividends paid in, or distributions of, cash) or subscription rights or warrants (excluding those referred to in clause (C) of this subparagraph (3)), the conversion rate shall be increased effective immediately following such record date to a new conversion rate which shall be the product obtained by multiplying the conversion rate immediately prior to such record date by a fraction of which the numerator shall be the Common Market Price per share of Common Stock (as defined in clause (E) of this subparagraph (3)) on such record date and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences or indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common

44                         CERTIFICATE OF INCORPORATION

                  Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the conversion rate shall again be adjusted, effective as of the date on which the Board of Directors determines not to make such distribution, as if such record date had not been fixed.

                           (E) For the purpose of any computation under clauses
                  (C) and (D) of this subparagraph (3), the "Current Market Price" per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the 30 consecutive full business days commencing 45 such business days before such record date. For the purpose of this clause
                  (E), the "Current Market Price" per share of Common Stock of American Brands, Inc., a New Jersey corporation organized under an Agreement of Consolidation in 1904 (hereinafter called "American") calculated as provided in this clause (E) for Common Stock of the Company, shall be deemed to be the "Current Market Price" per share of Common Stock of the Company for any relevant period or periods up to the date of issuance of the $2.67 Preferred.

                           CERTIFICATE OF INCORPORATION                      45

                  The "closing price" of the Common Stock for any day shall be the last sale price regular way on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as officially quoted on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if such bid and asked prices are not available, such other prices as may be selected by the Board of Directors for the purpose.

                           (F) No adjustment pursuant to this subparagraph (3)
                  shall be required unless the particular event involved would require an increase or decrease of at least 1% in the conversion rate; provided, however, that any adjustments that by reason of this clause (F) are not required to be

46                         CERTIFICATE OF INCORPORATION

                  made shall be carried forward and taken into account in any subsequent adjustment, and provided further, however, that such adjustment shall be made no later than the earlier of (i) 3 years after the date of the particular event involved, or
                  (ii) the date as to which the aggregate adjustments not previously made would require a total increase or decrease of 1% in the conversion rate. For the purpose of this clause (F), any adjustment not required to be made with respect to the $2.67 Preferred Stock of American under the terms of conversion rate adjustment provisions applicable thereto because the particular event involved did not require an increase or decrease of at least 1% in the conversion rate and not carried forward and taken into account in any subsequent adjustment pursuant to such terms at the date of issuance of the $2.67 Preferred, shall be taken into account with respect to adjustments required to be made pursuant to this clause
                  (F).

                           (G) In the event that at any time as a result of an
                  adjustment made pursuant to clause (A) of this subparagraph
                  (3), the holder of any share of $2.67 Preferred thereafter surrendered

                           CERTIFICATE OF INCORPORATION                      47

                  for conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of $2.67 Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in clauses (A) to (F) of this subparagraph (3) and the other provisions of this resolution fixing terms of the $2.67 Preferred with respect to the Common Stock, to the extent they can appropriately apply on like terms to such other shares.

                           (H) The Company shall, simultaneously with any action
                  that would require an adjustment pursuant to this subparagraph
                  (3), take all necessary action to make the aggregate amount of state capital represented by the outstanding shares of $2.67 Preferred at least equal to the aggregate par value of the shares of Common Stock into which such shares of $2.67 Preferred will be convertible as the result of such adjustment.

48                         CERTIFICATE OF INCORPORATION

                                    (I) Whenever any adjustment is required by
                  this subparagraph (3), the Company shall promptly file with each Transfer Agent, if any, for the $2.67 Preferred a statement describing in reasonable detail the adjustment and the method of calculation used, and mail a copy of such statement to each holder of shares of $2.67 Preferred of record on the date as of which such adjustment was made.

                  (4) The Company shall at all times on and after the issuance of the $2.67 Preferred keep available for delivery the full number of issued or unissued shares of Common Stock into which all outstanding shares of $2.67 Preferred are convertible.

                  (5) No certificate for a fraction of a share shall be delivered upon the conversion, but, in lieu of any fractional share that would otherwise be required to be delivered in accordance with the foregoing provisions, the Company shall pay to the person otherwise entitled to such fractional share a sum in cash equal to such fraction multiplied by the closing price (as defined in clause (E) of subparagraph (3) of this paragraph (g)) of the Common Stock on the day prior to the day of the conversion.

                           CERTIFICATE OF INCORPORATION                      49


                  (6) The certificate of any independent firm of public accountants selected by the Board of Directors shall be evidence of the correctness of any adjustment made pursuant to this paragraph (g). All calculations of adjustments under this paragraph (g) shall be made to the nearest one-thousandth of a share.

                  (7) Conversion of shares of $2.67 Preferred shall effect their retirement. Shares of $2.67 Preferred otherwise reacquired by the Company shall be retired by resolution of the Board of Directors. In either event, the Board of Directors shall cause to be filed with the Office of the Secretary of State of Delaware an appropriate certificate which shall have the effect of restoring such shares to the status of authorized but unissued shares of Preferred Stock without series designation.

                                    ARTICLE V

         The name and mailing address of the sole incorporator is as follows:

                  Name                      Mailing Address
                  ----                      ---------------
         Thomas M. Ewing                Chadbourne, Parke, Whiteside & Wolff
                                        30 Rockefeller Plaza
                                        New York, New York 10112

50                         CERTIFICATE OF INCORPORATION

                                   ARTICLE VI

         Except for any By-law that by its terms states that it may be amended or repealed only by action of the stockholders, the Board of Directors is authorized to adopt, amend or repeal the By-laws of the Company.

                                   ARTICLE VII

         Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by stockholders.

                                  ARTICLE VIII

         1. Except as otherwise provided in Section 2 of this Article VIII, in addition to any affirmative vote required by law, this Certificate of Incorporation or the By-laws of the Company, the affirmative vote of at least 66 2/3% of the votes cast by the stockholders of the Company, voting together as a single class at a meeting at which a quorum is present, shall be required for
(i) the adoption of any amendment to, or repeal of any provision of, this Certificate of Incorporation (other than the adoption of any amendment authorized pursuant to Section 3 of Article

                           CERTIFICATE OF INCORPORATION                      51

IV of this Certificate of Incorporation or the increase or decrease of the number of shares of any series of Preferred Stock or the elimination thereof by action of the Board of Directors as authorized by the General Corporation Law of Delaware), (ii) any merger or consolidation of the Company with or into any other corporation, (iii) any sale or lease of all or substantially all of the assets of the Company to any other corporation, person or other entity or (iv) the dissolution of the Company. Except as otherwise provided in Section 2 of this Article VIII, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, in other provisions of this Certificate of Incorporation, by law, in any agreement with any national securities exchange or otherwise.

         2. Nothing contained in Section 1 of this Article VIII shall require the approval of the stockholders of the Company to authorize (i) a merger or consolidation in which the Company is the surviving corporation if (A) the agreement of merger does not amend in any respect this Certificate of Incorporation, (B) each share of stock of the Company outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the Company after the effective

52                         CERTIFICATE OF INCORPORATION


date of the merger, and (C) either no shares of Common Stock of the Company and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of Common Stock of the Company to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Common Stock of the Company outstanding immediately prior to the effective date of the merger, or (ii) a merger into the Company of any other corporation if at least 90% of the outstanding shares of each class of stock of such other corporation is owned by the Company.

                                   ARTICLE IX
                   1. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any class or series of stock to the rights of holders of any class or series of stock having a preference over the Common Stock, the number of the directors of the Company shall be fixed from time to time by or pursuant to the By-laws of the Company but shall not exceed 20. The director, other than those who may be elected by the holders of any class or series of stock having a preference

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


                           CERTIFICATE OF INCORPORATION                      53

over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the Annual Meeting of stockholders in 1987, each member of the Board of Directors in the second class of stockholders in 1988 and each member of the Board of Directors in the third class of directors shall hold office until the Annual Meeting of stockholders in 1989. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of the successors to such class of directors.

         2. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock, nominations for the election of directors may be made by the Board of Directors or by any record owner of stock of the Company authorized to be issued from time to time under Article IV of this Certificate of Incorporation and entitled to be voted generally in the election of directors

                                                                 6-9-86

54                         CERTIFICATE OF INCORPORATION

("Voting Stock"). Any such stockholder, however, may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which the public announcement of such meeting is first made. Each such notice shall include: (1) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (2) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the

6-9-86

                           CERTIFICATE OF INCORPORATION                      55


proxy rules of the Securities and Exchange Commission; and (4) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         3. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                                                 6-9-86

56                         CERTIFICATE OF INCORPORATION



         4. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any one or more directors of the Company may be removed, only for cause, only by the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, at any annual meeting of stockholders of the Company or at any special meeting of stockholders of the Company, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting.

         5. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Company (and notwithstanding the fact that the lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Company), the affirmative vote of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX; provided, however, that the preceding provisions of this Section 5 shall not apply to any amendment to this Article IX, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorpora-

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


                           CERTIFICATE OF INCORPORATION                      57



tion or the By-laws of the Company, if such amendment shall have been approved by at least three-fourths of the members of the Board of Directors then in office.

                                    ARTICLE X

         No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article X, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                                                                 5-11-87

58                         CERTIFICATE OF INCORPORATION



                                   ARTICLE XI

         The Company reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, has signed this instrument on the 30th day of September, 1985 and does thereby acknowledge that it is his act and deed and that the facts stated herein are true.

                                                     THOMAS M. EWING



                                                     Sole Incorporator

59                         CERTIFICATE OF INCORPORATION



         The following endorsement appears on the Certificate of Incorporation as originally filed with the Secretary of State of the State of Delaware:
                                     "FILED

                                   Oct 1 1985

                                   11:50 A.M.

                                 MICHAEL HARKINS

                                            SECRETARY OF STATE."

                                  AMENDMENT TO
                           CERTIFICATE OF DESIGNATION
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              FORTUNE BRANDS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  We, Gilbert L. Klemann, II, Senior Vice President and General Counsel of Fortune Brands, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), and Louis F. Fernous, Jr., Vice President and Secretary of the Company, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

                  1. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on June 10, 1986 created a series of 600,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock, of which no shares have been issued.

                  2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors on December 13, 1987 amended the Series A Junior Participating Preferred Stock.

                  3. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and the General Corporation Law of the State of Delaware, the Board of Directors on November 18, 1997 adopted the following resolution further amending the Series A Junior Participating Preferred Stock:

                  RESOLVED that, pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation and the General Corporation Law of the State of Delaware, the designation and amount of the Series A Junior Participating Preferred Stock created by the Board of Directors on June 10, 1986, as amended by the Board of Directors on December 13, 1987, and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are hereby amended effective as of 5:00 p.m., New York City time, on December 24, 1997 to read in their entirety as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 2,500,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends contemporaneously declared on the Common Stock of the Company presently of the par value of $3.125 per share ("Common Stock") and (ii) a preferential cash dividend ("Preferential Dividends"), if any, on the tenth day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $10 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after November 19, 1997 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                  (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after November 19, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of preferred stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which the right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in the Certificate of Designation therefor, shall have the right, at the next meeting of stockholders called for the election directors, to elect two members of the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereof.

                  (D) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of November , 1997 between the Company and First Chicago Trust Company of New York, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to the Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of preferred stock, without designation as to a series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to such clause to the determination of the Participating Liquidation Amount, as such multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after November 19, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.  Certain Reclassifications and Other Events.

                  (A) In the event that holders of shares of Common Stock of the Company receive after November 19, 1997 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock of the Company receive after November 19, 1997 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In event that holders of shares of Common Stock of the Company receive after November 19, 1997 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted to that after such event each holder of a share of Series A Preferred Stock shall each be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the stock capital which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Current Market Price shall be appropriately adjusted by the Board of Directors of the Company to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

                  Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9.  Effective Time of Adjustments.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

                  Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certificate of Designation relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                  Section 12. Amendment. The provisions hereof and the Certificate of Incorporation of the Company shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury
this      day of December, 1997.



                                    -----------------------------------------
                                              Gilbert L. Klemann, II
                                    Senior Vice President and General Counsel



                                     ----------------------------------------
                                                Louis F. Fernous, Jr.
                                            Vice President and Secretary

ATTEST:

 ------------------------------
          Mark S. Lyon
      Assistant Secretary